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                                                                    EXHIBIT 5.02











                        [Letterhead of Stikeman, Elliott]







DIRECT DIAL : (416) 869-5221
DIRECT FAX  : (416) 861-0445
E-MAIL : ccusinato@tor.stikeman.com

                                                January 18, 2000

United Dominion Industries Limited
2300 One First Union Center
301 South College Street
Charlotte, North Carolina 28202-6039

Dear Sirs:

                     RE: REGISTRATION STATEMENT ON FORM F-3

         We refer to the Registration Statement on Form F-3 (the "REGISTRATION STATEMENT") of United Dominion Industries, Inc., a Delaware corporation (the "ISSUER"), United Dominion Industries Limited, a Canadian corporation ("LIMITED"), and United Dominion Holdings, Inc., a Delaware corporation ("HOLDINGS", and together with Limited are, collectively, the "GUARANTORS"), filed with the Securities and Exchange Commission on the date hereof for the purpose of registering under the Securities Act of 1933, as amended (the "ACT"), up to $200,000,000 of guaranteed debt securities ("DEBT SECURITIES") for issuance by the Issuer from time to time in one or more series to be fully and unconditionally guaranteed by each of the Guarantors. Each guarantee by Limited is referred to herein as a "LIMITED GUARANTEE."

         For the purpose of rendering the opinion expressed herein, we have examined and relied on Limited's articles of incorporation, as amended, Limited's bylaws, the form of Indenture (the "INDENTURE") between the Issuer, the Guarantors and First Union National Bank, as trustee, which has been filed as an exhibit to the Registration Statement, records of proceedings of the board of directors of Limited and other records of Limited, together with applicable certificates of public officials and other documents, that we have deemed necessary to reach the opinions expressed herein. In making the foregoing examinations, we have assumed the genuineness of all signatures on




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Stikeman, Elliott Opinion.
January 18, 2000
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original documents, the authenticity, accuracy and completeness of all documents submitted to us as originals, and the conformity to original documents of all copies submitted to us. We are familiar with the proceedings taken and proposed to be taken by Limited in connection with the authorization of the Indenture and a Limited Guarantee.

         Based solely upon the foregoing, subject to the comments and exceptions hereinafter stated, it is our opinion that the Limited Guarantees have been validly authorized.

         The opinions expressed herein are contingent upon the Registration Statement, as may be amended, becoming effective under the Act and Limited's articles of incorporation, as amended, and Limited's bylaws not being further amended prior to the issuance of the Debt Securities.

         We express no opinion as to the laws of any jurisdiction other than the laws of the Province of Ontario and the federal laws of Canada applicable therein, in each case as in effect on the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named therein and in the prospectus that constitutes a part thereof as attorneys who will pass upon certain legal matters in connection with the authorization of the Limited Guarantees. In giving such consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act.

         This opinion is being delivered to you and, except as noted below, the opinion expressed herein is solely for your benefit in connection with the transactions contemplated hereby, and this opinion may not be relied upon by any other person or for any other purpose and is not to be used, circulated, quoted or otherwise referred to or disclosed, in whole or in part, for any purpose without our prior written consent. A copy of this opinion letter is being provided to Robinson, Bradshaw & Hinson, P.A., counsel assisting you in the preparation of the Registration Statement, with the understanding that Robinson, Bradshaw & Hinson, P.A. will rely upon this opinion letter in providing its opinion to be filed as an exhibit to the Registration Statement.

                                  Yours truly,

                                  /s/ Stikeman, Elliott




cc: Robinson, Bradshaw & Hinson, P.A.